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                                                                    EXHIBIT 10.2

                     SEVERANCE AND NON-COMPETITION AGREEMENT

This Separation and Non-Competition Agreement is made this 24th day of January by and between Manhattan Associates ("Company") and Steve Norton ("Executive").

NOW, THEREFORE, for good and valuable consideration, the sufficiency of which is hereby acknowledged, and in consideration of the mutual promises and covenants set forth in this Agreement, the parties agree as follows:

      1. Employment. Company has agreed to employ Executive as Senior Vice President and Chief Financial Officer in accordance with the terms and conditions set forth in this Agreement and Executive has accepted such employment. This agreement governs the terms by which Executive shall receive certain payments in return for a promise not to compete with the business of the Company in the event of a termination.

      2. Severance. In the event of a termination or Constructive Termination (as defined below) of employment by the Company or its successors, other than a termination for Cause (as defined below), Executive shall receive a severance payment equal to twelve (12) months of Executive's then current base salary, subject to all standard deductions, payable in twelve (12) equal monthly payments from date of termination, including COBRA payments for Executive's family for medical and dental coverage. Company's obligation to make the severance payment shall be conditioned upon Executive's (i) execution of a release agreement in a form reasonably acceptable to the Company, and consistent with the terms of this Agreement and any other Agreements, whereby Executive releases the Company from any and all liability and claims of any kind, and (ii) compliance with the restrictive covenants and all post-termination obligations contained in this Agreement. Further, in the event of a termination, other than a termination for Cause (as defined below), Executive shall have ninety (90) days in which to exercise his vested options.

      3. Cause. For purposes of this Agreement, Cause shall include but not be limited to an act or acts or an omission to act by the Executive involving (i) willful and continual failure to substantially perform his duties with the Company (other than a failure resulting from the Executive's Disability) and such failure continues after written notice to the Executive providing a reasonable description of the basis for the determination that the Executive has failed to perform his duties, (ii) indictment for a criminal offense other than misdemeanors not disclosable under the federal securities laws,
            (iii) breach of this Agreement in any material respect and such breach is not susceptible to remedy or cure or has not already materially damaged the Company, or is susceptible to remedy or cure and no such damage has occurred, is not cured or remedied reasonably promptly after written notice to the Executive providing a reasonable description of the breach, or (iv) conduct that the Board of Directors of the Company has determined, in good faith, to be dishonest, fraudulent, unlawful or grossly negligent or which is not in compliance with the Company's Code of Conduct or similar applicable set of standards or conduct and business practices set forth in writing and provided to the Executive prior to such conduct after written notice to the Executive providing a reasonable description of such conduct.

      4. Change of Control. In the event of a Change of Control of the Company, as defined below, all options, whether vested or non-vested shall vest as of the date of the Change of Control. "Change of Control" shall mean the happening of an event that shall be deemed to have occurred upon the earliest to occur of the following events:
            (i) the date the stockholders of the Company (or the Board, if stockholder action is not required) approve a plan or other arrangement pursuant to which the Company will be dissolved or liquidated; (ii) the date the stockholders of the Company (or the Board, if stockholder action is not required) approve a definitive agreement to sell or otherwise dispose of all or substantially all of the assets of the Company; or (iii) the date the stockholders of the Company (or the Board, if stockholder action is not required) and the stockholders of the other constituent corporations (or their respective boards of directors, if and to the extent that stockholder action is not required) have approved a definitive agreement to merge or consolidate the Company with or into another corporation, other than, in either case, a merger or consolidation of the Company in which holders of shares of the Company's voting capital stock immediately prior to the merger or consolidation will have at least fifty percent (50%) of the ownership of voting capital stock of the surviving corporation immediately after the merger or consolidation (on a fully diluted basis), which voting capital stock is to be held by each such holder in the same or substantially similar proportion (on a fully diluted basis) as such holder's ownership of voting capital stock of the Company immediately before the merger or consolidation.

      5. Constructive Termination. For purposes of this Agreement, Constructive Termination shall mean a situation where (A) (i) the Executive is no longer serving as Senior Vice President and Chief Financial Officer, or other executive position, reporting to the Chief Executive Officer or President, the Executive is not timely paid his compensation under this Agreement or the assignment to the Executive of any duties or responsibilities which are inconsistent with the status, title, position or responsibilities of such positions (which assignment is not rescinded after the Company receives written notice from the Executive providing a reasonable description of such inconsistency); (ii) the Company's headquarters being outside of the greater Atlanta area or the Company requiring the Executive to be based at any place outside a 30-mile radius from the principal location from which the Executive served as an employee of the Company immediately prior to the Change of Control;
            (iii) after a

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            Change of Control the failure by the Company to provide the
            Executive with compensation and benefits substantially comparable, in the aggregate, to those provided for under the employee benefit plans, programs and practices in effect immediately prior to the Change of Control (other than stock option and other equity based compensation plans); (iv) after a change of Control the insolvency or the filing (by any party including the Company) of a petition for bankruptcy of the Company; or (v) after a Change of Control, the failure of the Company to obtain an agreement from any successor or assignee of the Company to assume and agree to perform this Agreement unless such successor or assignee is bound to the performance of this Agreement as a matter of law; provided however, that the aforementioned situations will not be deemed to be a Constructive Termination hereunder until such time as the Executive has given written notice to the Chief Executive Officer or President of the situation constituting a "Constructive Termination" hereunder, and the Chief Executive Officer or President has failed to cure such situation within thirty (30) days following receipt of such written notice, and (B) the Executive terminates his employment with the Company.

      6. Non-Competition. As a condition to any payment based on a termination, Executive agrees that he will not work for any of the direct competitors to Company listed in Schedule A for a period of twelve (12) months from the date of termination without written consent of Employer. Further, Executive agrees that he will not recruit or hire, another Executive of Employer for a period of twelve (12) months from the date of termination or cause another Executive of Employer to be hired by any competitor of Employer for a period of twelve (12) months from the date of termination.

      7. Effect of violations by Executive. Executive agrees and understands that any action by him in violation of this Agreement shall void Employer's payment to the Executive of all severance monies and benefits provided for herein and shall require immediate repayment by the Executive of the value of all consideration paid to Executive by Employer pursuant to this Agreement, and shall further require Executive to pay all reasonable costs and attorneys' fees in defending any action Executive brings, plus any other damages to which the Employer may be entitled.

      8. Severability. If any provision, or portion thereof, of this Agreement is held invalid or unenforceable under applicable statute or rule of law, only that provision shall be deemed omitted from this Agreement, and only to the extent to which it is held invalid and the remainder of the Agreement shall remain in full force and effect.

      9. Opportunity for review. Executive understands that he shall have the right to have twenty-one (21) days from the date of receipt of this Agreement to review this document, and within seven (7) days of signing this NON-COMPETITION AGREEMENT, to revoke this Agreement. Employer agrees and Executive understands that he does not waive any rights or claims that may arise after the date this Agreement is executed. THE PARTIES ACKNOWLEDGE THAT THEY HAVE HAD ACCESS TO INDEPENDENT LEGAL COUNSEL OF THEIR OWN CHOOSING IN CONNECTION WITH ENTERING INTO THIS AGREEMENT, AND THE PARTIES HEREBY ACKNOWLEDGE THAT THEY FULLY UNDERSTAND THE TERMS AND CONDITIONS OF THIS AGREEMENT AND AGREE TO BE FULLY BOUND BY AND SUBJECT THERETO.

I have read this Agreement, I understand its contents, and I willingly, voluntarily, and knowingly accept and agree to the terms and conditions of this Agreement. I acknowledge and represent that I received a copy of this Agreement on January 5, 2005.

EXECUTIVE:

/s/ Steven R. Norton                         1-6-05
----------------------------------------     ----------------------------------
Steve Norton                                 Date

EMPLOYER:

/s/ Peter F. Sinisgalli                      1-6-05
----------------------------------------     ----------------------------------
Peter F. Sinisgalli                          Date
President and Chief Executive Officer

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                                  Attachment A

Aldata
American Software
Catalyst International
EXE Technologies/SSA Global
FASCOR
Genco
HK Systems
Highjump/3M
Heyde
IBS
IMI
Infoscan
Intentia
Interlink
Irista
J.D. Edwards
IRMS (Integrated Warehousing Solutions)
Lily Software
Logility
MARC
Majure Data
MCBA
OMI International, Inc.
Optum Software
Oracle
PCS
Provia
QSSI
Radcliffe Datahorse
Radio Beacon
Red Prairie/LIS
Retek
RLM
RT Systems
Robocom Systems, Inc.
SAP
Savant (parent ExecutivePerformance Systems - EPS Development)
Scandata Systems
Swisslog
Tecsys
V3 Systems
Vertex
Yantra
Manugistics
I2
G-Log
Kewill
Nistevo
Elogex
NTE
Descartes
GT Nexus
LeanLogistics